UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

KAR Auction Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of principal executive offices)	(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, the Compensation Committee of the Board of Directors (the “Board”) of KAR Auction Services, Inc. (the “Company”) approved the grant of performance-based restricted stock units (“PRSUs”) and stock options (“Options”) under its long-term incentive program to certain of the Company’s executive officers, including James Hallett, Chief Executive Officer and Eric Loughmiller, Chief Financial Officer. The awards were designed so that each participating executive received approximately 50% of the total award value in the form of Options and 50% in the form of PRSUs. Mr. Hallett received an Option to purchase 194,404 shares of common stock of the Company and a total target amount of 43,832 PRSUs and Mr. Loughmiller received an Option to purchase 97,204 shares of common stock of the Company and a total target amount of 21,916 PRSUs.

The Options have an exercise price of $30.89 per share and, consistent with prior agreements, will vest in equal 25% increments on the first four anniversaries of the grant date, subject to the executive’s continued employment with the Company on such dates. Fifty percent (50%) of the PRSUs are granted under the Company’s previously disclosed PRSU award terms and will vest on the third anniversary of the grant date if and to the extent that the Company’s total shareholder return (“TSR”) relative to that of companies within the S&P 500 Index exceeds certain levels over the three-year period beginning on the grant date. The remaining 50% of the PRSUs, which are governed by a separate award agreement, will vest if and to the extent that the Company’s Cumulative Adjusted Net Income Per Share exceeds certain levels over the three-year period beginning on January 1, 2014, but are otherwise substantially similar to the PRSUs that vest based on TSR. For all PRSUs, the amount of the target PRSUs earned and paid (on a 1-for-1 basis) in shares of common stock in a lump sum following the performance period will be: 0% for below threshold performance; 50% for threshold performance; 100% for target performance; up to 200% for achieving the maximum performance level; and derived with linear interpolation for performance between the threshold and maximum levels.

The foregoing summary of the Cumulative Adjusted Net Income Per Share PRSU awards is qualified in its entirety by reference to the full text of the form of Cumulative Adjusted Net Income Per Share PRSU award agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description
10.1	Form of Performance-Based Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KAR Auction Services, Inc.
Date: March 3, 2014

/s/ Rebecca C. Polak
	By:	Rebecca C. Polak
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Form of Performance-Based Restricted Stock Unit Agreement

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